               REIMBURSEMENT AND EXPENSE ALLOCATION AGREEMENT

        THIS REIMBURSEMENT AND EXPENSE ALLOCATION AGREEMENT, is entered into effective as of November 23, 1998 (this "Agreement"), by and between Golden State Bancorp Inc., a Delaware corporation ("GSB") and California Federal Bank, A Federal Savings Bank. ("CFB").


                                  RECITALS

        WHEREAS, CFB is a wholly owned subsidiary of GSB, and GSB may, from time to time, incur expenses on behalf or for the direct benefit of CFB, and

        WHEREAS, CFB desires to reimburse GSB for such expenses incurred for the benefit of CFB in a manner consistent with the requirements of Section 23B of the Federal Reserve Act.


                                 AGREEMENTS

        NOW, THEREFORE, the parties hereto agree as follows:


                                  ARTICLE I
                     REIMBURSEMENT FOR SERVICES PROVIDED

        Section 1. Services. CFB shall reimburse GSB for all costs and out-of-pocket expenses incurred by GSB with respect to any services provided for the direct benefit of CFB.


                                 ARTICLE II
                                  PAYMENT

        Section 2.1 Payment. (a) GSB shall invoice CFB on or before the 30th day following each month for the costs and out-of-pocket expenses to be reimbursed pursuant to Section 1, annexing schedules in reasonable detail itemizing the charges so invoiced and the calculations thereof. Payment shall be due within 15 days of the receipt of each such invoice.

        (b) It is expressly agreed that the costs and out-of-pocket expenses incurred by GSB that are to be reimbursed pursuant to this Agreement shall not include any mark-up, overhead or profit factor for GSB.



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                                 ARTICLE III
                            TERM AND TERMINATION

        Section 3.1 Term and Termination. This Agreement shall remain in effect until terminated. Either party may terminate this Agreement on 90 days written notice to the other party.


                                 ARTICLE IV
                                MISCELLANEOUS

        Section 4.1 Amendment and Modification; Waiver. This Agreement may be amended, modified or supplemented only by written agreement of the parties hereto. The failure of any of the parties hereto to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefit thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

        Section 4.2 Successors and Assigns; Parties in Interest; Assignment. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective permitted successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties hereto.

        Section 4.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt by the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a) if to GSB, to:

                 Golden State Bancorp Inc.
                 135 Main Street, 20th Floor
                 San Francisco, CA 94105
                 Attention: General Counsel

        (b) if to CFB, to:

                 California Federal Bank
                 135 Main Street, 20th Floor
                 San Francisco, CA 94105
                 Attention: General Counsel


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        Section 4.4 Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

        Section 4.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

        Section 4.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        Section 4.7 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements, understandings and negotiations, both written and oral, among the parties with respect to the subject matter of this Agreement.

        Section 4.8 Captions. The captions herein are included for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

        Section 4.9 Severability. This Agreement shall be deemed severable; the invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of this Agreement or of any other term hereof, which shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GOLDEN STATE BANCORP INC.


By  /s/ Eric K. Kawamura
   ------------------------------------------------
   Name:   Eric K. Kawamura
   Title:  Senior Vice President

CALIFORNIA FEDERAL BANK,
A FEDERAL SAVINGS BANK



By: /s/ Renee Nichols Tucei
   ------------------------------------------------
   Name:   Renee Nichols Tucei
   Title:  Senior Vice President and Controller